
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Dean Witter Diversified Futures Fund Limited Partnership and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               MAR-31-2000
<CASH>                                      83,825,423
<SECURITIES>                                         0
<RECEIVABLES>                                  317,281<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                              90,140,039<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                90,140,039<F3>
<SALES>                                              0
<TOTAL-REVENUES>                             5,089,282<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             2,330,796
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              2,758,486
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          2,758,486
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,758,486
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $317,281.
<F2>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $5,997,335.
<F3>Liabilities include redemptions payable of $2,239,802, accrued management fee of $215,824, and administrative expenses payable of $137,824.
<F4>Total revenues include realized trading revenue of $(233,470), net change in unrealized of $4,395,396 and interest income of $927,356.

